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EXHIBIT 10.1(a)

MANAGEMENT AGREEMENT

        MANAGEMENT AGREEMENT ("Agreement") effective January 1, 2000 by and between Infosonics Corporation, a California corporation ("Operator") and JRC, Inc., a U.K. company ("Manager").

RECITALS

        WHEREAS, Operator owns and operates a business that is engaged in the marketing of wireless telecommunications services and equipment at 6325 Lusk Blvd, Bldg. A, San Diego, California 92121 (USA) (the "Business");

        WHEREAS, Operator requires the services of a qualified management consultant to assist Operator in the management the Business; and

        WHEREAS, Manager desires to provide such management services to Operator.

        NOW, THEREFORE, in consideration of the foregoing and of the full and faithful performance of all the terms, conditions, and obligations herein contained, and for the mutual reliance of the parties hereto, Manager and Operator agree as follows:

ARTICLE I

OPERATING TERMS AND APPOINTMENT AND ENGAGEMENT OF MANAGER

        1.1   Term.

          (a)   Initial Term. The initial term of this Agreement ("Initial Term") shall be for two (2) years commencing on January 1, 2000 and terminating on December 31, 2001, unless sooner terminated pursuant to the terms of Article VI of this Agreement.

          (b)   Renewal Term. Unless either party to this Agreement shall give written notice to the other at least ninety (90) days prior to the end of the Initial Term of this Agreement that such party does not intend to renew the term of this Agreement at the end of the Initial Term, then the term of this Agreement shall automatically be extended for an additional term of two (2) years (the "Renewal Term") commencing on January 1, 2002 and terminating on December 31, 2003, unless sooner terminated pursuant to the terms of Article VI of this Agreement. The Initial Term and Renewal Term, if any, are collectively referred to herein as the "Term".

        1.2   Engagement of Manager. Operator hereby appoints and engages Manager, in the name of and on behalf of the Operator during the term of this Agreement upon the terms and conditions hereinafter stated comparable businesses to render the services described herein. Manager makes no warranties, express or implied, and shall not assume any financial or other responsibilities in connection with its obligations hereunder, except as hereinafter specifically provided.

        1.3   Exclusive Representative. Operator hereby designates Manager to be its non-exclusive representative for purposes of communicating and dealing directly with regulatory authorities, governmental agencies, employees, independent contractors, suppliers, and customers, unless Operator is required by law to serve such function.

        1.4   Management Services to be Provided by Manager. During the Term of this Agreement, Manager shall, as agent and on behalf of Operator, perform each of the following functions (collectively, "Services"):

          (a)   Representation of Operator at European industry-specific trade shows, such as the CeBit in Germany;

          (b)   On a best efforts basis, to find and introduce to Operator, potential customers and vendors of GSM technology;

          (c)   On a best efforts basis, to assist Operator in establishing a business presence in Latin American through the establishment of a warehouse and sales facility in Miami, Florida (USA);

          (d)   On a best efforts basis, to assist Operator in identifying and engaging qualified employees for the Miami facility;

          (e)   Introduction of Operator to European carriers who own/operate cellular companies in Latin America, such as TIM (Telecom Italia Mobile) and Telefonica De Espana;

          (f)    Consulting services with respect to investment banking relationships;

          (g)   Produce marketing studies for Europe, the Middle East and the Far East to identify potential business opportunities and strategies for those markets; and,

          (h)   Consulting services with respect to assessing the possibilities of establishing foreign subsidiaries and analyzing the specific risks associated with foreign operations.

        1.5   Expense Reimbursement. Manager shall be entitled to reimbursement by Operator for all ordinary and necessary out-of-pocket expenses incurred by Manager or Manager's corporate personnel for travel, lodging and food while performing Services, upon presentation to Operator of adequate substantiation and receipts for such expenses.

ARTICLE II
MANAGEMENT FEE

        2.1   Management Fee. As compensation for its services under this Agreement during the Term, Operator shall pay to Manager a monthly management fee ("Management Fee") equal to ten thousand dollars ($10,000.00), less any withholding requires by law.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

        3.1   Representations and Warranties of Operator. Operator makes the following representations and warranties which are material representations and warranties upon which Manager relies as an inducement to enter into this Agreement:

          (a)   Status. Operator is a corporation duly organized and validly existing in good standing under the laws of the State of California. Operator has all the necessary powers to carry on its business as now being conducted, to operate its properties as now being operated, to carry on its contemplated business, to enter into this Agreement and to observe and perform its terms.

          (b)   Authority and Due Execution. Operator has full power and authority to execute and to deliver this Agreement and all related documents and to carry out the transactions contemplated herein; which actions shall not with the passing of time, the giving of notice, or both, result in a default under or a breach or violation of (i) its Articles of Incorporation or Bylaws; or (ii) any law, regulation, court order, injunction or decree of any court, administrative agency or governmental body, or any mortgage, note, bond, indenture, agreement, lease, license, permit or other instrument or obligation to which it is now a party or by which it or any of its assets may be bound or affected. This Agreement constitutes a valid and binding obligation of Operator enforceable in accordance with its terms, except to the extent that its enforceability is limited by applicable bankruptcy, reorganization, insolvency, receivership or other laws of general application or equitable principles relating to or affecting the enforcement of creditors' rights.

          (c)   Litigation. There is no litigation, claim, investigation, challenge or other proceeding pending, or to Operator's knowledge, threatened against Operator, its properties or business which seeks to enjoin or prohibit it from entering into this Agreement or constitutes an investigation by any governmental agency or authority into the business or financial affairs of Operator.

          (d)   Ownership of Business. Operator's ownership interest in the Business is subject to no liens, charges, encumbrances, easements or restrictions.

          (e)   Compliance with Applicable Law. The Business is currently operated in compliance in all material respects with all laws, ordinances, codes, regulations and requirements of the State of California and any political subdivision thereof, and the Federal government and any political subdivision thereof, concerning and applicable to the licensing or operation of the Business, the violation of which would have a material adverse effect on the operation of the Business.

        3.2   Representations and Warranties of Manager. Manager makes the following representations and warranties which are material representations and warranties upon which the other parties rely as an inducement to enter into this Agreement:

          (a)   Status of Manager. Manager is a corporation duly organized and validly existing in good standing under the laws of Great Britain, and duly qualified to transact business in all jurisdictions in which it operates or performs services, and has all necessary power to carry on its business as now being conducted, to operate its properties as now being operated, to carry on its contemplated business, to enter into this Agreement and to observe and perform its terms.

          (b)   Authority and Due Execution. Manager has full power and authority to execute and deliver this Agreement and all related documents and to carry out the transactions contemplated herein; which actions shall not with the passing of time, the giving of notice, or both, result in a default under or a breach or violation of (i) Manager's Articles of Incorporation or Bylaws; or (ii) any law, regulation, court order, injunction or decree of any court administrative agency or governmental body, or any mortgage, note, bond, indenture, agreement, lease, license, permit or other instrument or obligation to which Manager is now a party or by which Manager or any of its assets may be bound or affected. This Agreement constitutes a valid and binding obligation of Manager, enforceable in accordance with its terms, except to the extent that its enforceability is limited by applicable bankruptcy, reorganization, insolvency, receivership or other laws of general application or equitable principles relating to or affecting the enforcement of creditors' rights.

          (c)   Litigation. There is no litigation, claim, investigation, challenge or other proceeding pending or, to the knowledge of Manager, threatened against Manager, its properties or business which seeks to enjoin or prohibit it from entering into this Agreement or constitutes art investigation by any governmental agency or authority into the business or financial affairs of Manager.

ARTICLE IV
INDEMNIFICATION

        4.1   Operator's Indemnification. Operator indemnifies, exonerates and holds harmless Manager from and against any claim, loss, cost, damage, expense or other liability arising out of (i) any misrepresentation of Operator under this Agreement, or (ii) the performance by Manager of services under this Agreement, excepting only liability caused by the wrongful acts or omissions of Manager committed willfully and in bad faith. This indemnity agreement shall include indemnity against all costs, expenses and liabilities incurred in connection with any such claim or liability, or proceeding brought, and the defense thereof with legal counsel reasonably acceptable to Manager. Manager shall be liable only for wrongful acts or omissions of Manager committed willfully and in bad faith. In no event shall Manager be liable for consequential, indirect, special, punitive, or like damages on account of a default under this Agreement or otherwise.

        4.2   Manager's Indemnification. Manager indemnifies, exonerates and holds harmless Operator from and against for any claim, loss, cost, damage, expense or other liability (collectively, "Operator Claims") incurred by Operator (i) arising out of any misrepresentation of Manager under this Agreement, or (ii) by reason of any injury to any person or damage to any property arising out of Manager's performance of its obligations under this Agreement, but only if: (1) a court of competent jurisdiction has found the Operator Claim to have resulted from the wrongful acts or omissions of Manager committed wilfully and in bad faith, or (2) such liability, loss or damage is incurred as a result of a settlement at the request of Manager of an Operator Claim founded on the wrongful acts or omissions of Manager committed wilfully and in bad faith. This indemnity agreement shall include indemnity against all costs, expenses and liabilities incurred in connection with any Operator Claim or proceeding for which Operator is entitled to be indemnified hereunder, and the defense thereof with legal counsel reasonably acceptable to Operator.

        4.3   Notice and Further Handling of Claim. An indemnitee entitled or potentially entitled to indemnification under this Article IV shall give notice to the indemnitor of a claim or other circumstances likely to give rise to a request for indemnification, promptly after the indemnitee becomes aware of the same. An indemnitor shall be afforded the opportunity to undertake the defense of and to settle by compromise or otherwise any claim for which indemnification is available under this Section, with legal counsel approved by the indemnitee (which approval shall not unreasonably be withheld). If an indemnitor so assumes the defense of any claim, the indemnitee may participate in such defense with legal counsel of the indemnitee's selection and at the expense of the indemnitee. If the indemnitor, prior to the expiration of fifteen (15) days after the giving of notice of a claim by the indemnitee under this Article IV, has not assumed the defense thereof, the indemnitee may thereupon undertake the defense thereof on behalf of, and at the risk and expense of, the indemnitor, with all reasonable costs and expenses of such defense to be paid by the indemnitor. No compromise or settlement of any such claim shall be made without the prior written approval of the indemnitee.

        4.4   Waiver. Each party hereby waives any claims against the other (whether founded upon the indemnification provisions contained in this Agreement or otherwise) to the extent any such claim is covered by and loss proceeds are paid and received by the other of them from the insurance carried by or for the benefit of the other of them, and provided such waiver: (i) is not in violation of the policies of insurance under which such loss proceeds are so paid; (ii) does not invalidate such insurance; and (iii) does not disproportionately increase the premiums thereof. Operator and Manager shall use their respective best efforts to assure that the policies of each of Operator and Manager deny to the insurer rights of subrogation against the other of them, provided such denial: (i) is not in violation of the policies of insurance under which such loss proceeds are so paid; (ii) is reasonably obtainable without invalidating such insurance; and (iii) does not disproportionately increase the premiums thereof.

ARTICLE V
TERMINATION

        5.1   Termination.

          (a)   If either Operator or Manager is dissolved or liquidated, or shall apply for or consent to the appointment of a receiver, trustee or liquidator of it or all or a substantial part of its assets, file a voluntary petition in bankruptcy, make a general assignment for the benefit of creditors, file a petition or an answer seeking reorganization or arrangement with creditors or to take advantage of any insolvency law, or if an order, judgment or decree shall be entered by a court of competent jurisdiction, on the application of a creditor, adjudicating said party as bankrupt or insolvent or approving a petition seeking reorganization of said party or appointing a receiver, trustee or liquidator for said party or all or a substantial part of its assets, and such order, judgment or decree shall continue unstated and in effect for any period of thirty (30) consecutive days, then in case of any such event, the term of this Agreement shall expire, at the other party's election, on five (5) days written notice.

          (b)   If Operator fails to perform in any material respect any term, provision or covenant of this Agreement and such failure continues for a period of thirty (30) days after written notice to Operator specifying such failure to perform, then unless such failure cannot reasonably be cured within such 30-day period and Operator is diligently pursing such cure and in fact cure such failure within ninety (90) days, Manager may terminate this Agreement.

          (c)   If Manager fails to perform in any material respect any term, provision or covenant of this Agreement and such failure continues for a period of thirty (30) days after written notice to Manager specifying such failure to perform, then unless such failure cannot reasonably be cured within such 30-day period and Manager is diligently pursuing such cure and in fact cures such failure within ninety (90) days, Operator may terminate this Agreement.

ARTICLE VI
MISCELLANEOUS COVENANTS

        6.1   Assignment. Operator shall not assign its rights and/or obligations under this Agreement without the prior written consent of Manager. Manager shall not assign its rights and/or obligations under this Agreement except to a subsidiary or affiliate.

        6.2   Special Covenants of Operator. Operator shall cooperate with Manager in every reasonable respect and shall furnish Manager with all information required by it for the performance of its services hereunder and shall permit Manager to examine and copy any data in the possession and control of Operator affecting management and/or operation of the Business and shall in every way cooperate with Manager to enable Manager to perform its services hereunder.

        6.3   Relationship of Parties. Nothing contained in this Agreement shall constitute or be construed to be or to create a partnership, joint venture or lease between Operator and Manager with respect to the Business. The parties acknowledge that each is an independent entity which has negotiated the terms of, and entered into this Agreement, on an arm's length basis represented by separate legal counsel and that neither is owned or otherwise controlled, directly or indirectly, by the other party. Neither party possesses any ownership or equity interest in the other party and neither party has the power, directly or indirectly to significantly influence or direct the actions or policies of the other party. The relationship of Manager to Operator is that of an independent contractor, not that of an agent, and nothing contained herein shall be construed to create a relationship of agency between Manager and Operator.

        6.4   Notices.

          (a)   If Manager shall desire the approval of Operator to any matter, Manager may give written notice to Operator that it requests such approval, specifying in the notice the matter as to which approval is requested and reasonable detail respecting the matter. If Operator shall not respond negatively in writing to the notice within ten (10) days after the sending thereof (unless some other period for response is specified in this Agreement), Operator shall be deemed to have approved the matter referred to in the notice. Any provision hereof to the contrary notwithstanding, in emergency situations (as reasonably determined by Manager), Manager shall not be required to seek or obtain Operator's approval for any actions or omissions which Manager, in its reasonable judgment, deems necessary or appropriate to respond to such situations, provided Manager promptly thereafter reports such action to Operator.

          (b)   All notices, demands and requests contemplated hereunder by either party to the other shall be in writing, and shall be delivered by hand, transmitted by facsimile (with electronic confirmation) or telegram, or mailed, postage prepaid, registered or certified mail, return receipt requested or any nationally recognized overnight courier:

            (i)    To, Manager, by addressing the same to:

        Infosonics Corporation
        6325 Lusk Blvd., Bldg. A
        San Diego, CA 92121
        Attn: Joseph Ram, President

      To Operator, by addressing the same to:

        JRC International
        1 Knightrider Court
        London, EC4V 5 JU
        United Kingdom

  or to such other address or to such other person as may be designated by notice given from time to time during the term hereof by one party to the other. Any notice hereunder shall be deemed given three (3) days after mailing, if given by mailing in the manner provided above, or on the date delivered or transmitted if given by hand, cable or facsimile.

        6.5   Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon Operator and Manager and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, shall give to any person, other than the parties hereto and their respective successors and permitted assigns hereunder, any benefit or other legal or equitable right, remedy or claim under this Agreement.

        6.6   Surviving Obligations. Notwithstanding the expiration or other termination of the term of this Agreement, the liability of Operator for the payment of the Management Fees and any Accrued Management Fees and accrued interest thereon to Manager shall continue for and with respect to the period ending on the date of such expiration or other termination of the term of this Agreement, and suitable computation and payment of the Management Fee and any Accrued Management Fees and accrued interest thereon for and with respect to such period shall be made as promptly as is reasonably possible. The provisions set forth in Article IV and Section 6.6 shall survive the expiration or other termination of the term of this Agreement.

        6.7   Force Majeure. With respect to any services to be furnished or obligations to be performed by Manager hereunder, Manager shall never be liable for failure to furnish or perform the same when prevented from doing so by strike, lockout, breakdown, accident, order or regulation of or by any Governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees or others necessary to furnish such services, or because of war or other emergency, for any cause beyond its reasonable control.

        6.8   Entire Agreement, Amendments. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter, and no prior oral or written, and no contemporaneous oral, representations or agreements between the parties with respect to the subject matter of this Agreement shall be of any force and effect. Any additions, amendments or modifications to this Agreement shall be of no force and effect unless in writing and signed by all parties hereto.

        6.9   Governing Law. This Agreement has been negotiated in the State of California, and the terms and provisions hereof and the rights and obligations of the parties hereto shall be construed and enforced in accordance with the law thereof.

        6.10 Captions and Headings. The captions and headings throughout this Agreement are for convenience and reference only, and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of or the scope or intent of this Agreement nor in any way affect this Agreement.

        6.11 Severability. If any term or provision of this Agreement or application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of the Agreement shall be valid and enforceable to the fullest extent permitted by law.

        6.12 Waivers. No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further and continuing waiver of any such term, provision or condition of this Agreement.

        6.13 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party.

        IN WITNESS WHEREOF, the parties hereto have executed, sealed and delivered this Agreement through their duly authorized representatives, as of the day and year first above written.

INFOSONICS CORPORATION
By:	/s/ JOSEPH RAM Name: Joseph Ram Title: President
By:	/s/ ABRAHAM ROSLER Name: Abraham Rosler Title: Secretary
JRC, INC.
By:	/s/ MICHAEL CONTI Name: Michael Conti Title: General Manager
By:	/s/ JAMES DELLER Name: James Deller Title: Secretary

QuickLinks

  EXHIBIT 10.1(a)
MANAGEMENT AGREEMENT
RECITALS
ARTICLE I OPERATING TERMS AND APPOINTMENT AND ENGAGEMENT OF MANAGER